Filed Pursuant to Rule 424(b)(2)
File No. 333-163030

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 18, 2009)

15,500,000 Shares

LTX-Credence Corporation

Common Stock

This is an offering of 15,500,000 shares of the common stock of LTX-Credence Corporation.

Our common stock trades on the Nasdaq Global Market under the symbol “LTXC.” On March 2, 2010, the last reported trading price of our stock was $2.99.

Investing in our common stock involves risks. See “Risk Factors” on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus.

	Per Share	Total
Price to the public	$2.850	$44,175,000
Underwriting discounts and commissions	$0.164	$2,542,000
Proceeds to LTX-Credence Corporation (before expenses)	$2.686	$41,633,000

We have granted the underwriters the option to purchase 2,325,000 additional shares of common stock on the same terms and conditions set forth above if the underwriters sell more than 15,500,000 shares of common stock in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Barclays Capital, on behalf of the underwriters, expects to deliver the shares on or about March 8, 2010.

Barclays Capital

Needham & Company, LLC

Stifel Nicolaus	Craig-Hallum Capital Group

Prospectus Supplement dated March 2, 2010

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common stock. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document that we have incorporated by reference, you should rely on the information in the more recent document.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any related free writing prospectus that we file with the Securities and Exchange Commission, or the SEC. We and the underwriters have not authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those shares in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “LTXC,” “we,” “our,” and “us” refer, collectively, to LTX-Credence Corporation, a Massachusetts corporation, and its consolidated subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information about us that you should consider before buying shares of our common stock in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision. In particular, you should pay special attention to the “Risk Factors” section on page S-3 of this prospectus supplement and the financial statements and related notes and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

LTX-Credence Corporation

Formed by the August 2008 merger of LTX Corporation and Credence Systems Corporation, we provide focused, cost-optimized automated test equipment, or ATE, solutions. We design, manufacture, market and service ATE solutions that address the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments. Semiconductor designers and manufacturers worldwide use our equipment to test their devices during the manufacturing process. After testing, these devices are then incorporated in a wide range of products, including computers, mobile internet equipment such as wireless access points and interfaces, broadband access products such as cable modems and set top boxes, personal communication products such as mobile phones and personal digital music players, consumer products such as televisions, videogame systems, digital cameras and automobile electronics, and for power management in portable and automotive electronics.

We focus our marketing and sales efforts on integrated device manufacturers, outsource assembly and test providers, which perform manufacturing services for the semiconductor industry, and fabless companies, which design integrated circuits but have no manufacturing capability. We provide our customers with a comprehensive portfolio of test systems and a global network of strategically deployed applications and support resources.

Our Corporate Information

We were originally incorporated in Massachusetts in 1976 as LTX Corporation. In connection with our August 2008 merger with Credence Systems Corporation, we changed our name to LTX-Credence Corporation. Our principal executive offices are located at 1355 California Circle, Milpitas, California 95035 and our telephone number is 781-467-1000.

THE OFFERING

Common stock offered by us	15,500,000 shares

Common stock to be outstanding after this offering	144,377,952 shares

Use of proceeds	We expect to use our net proceeds from the sale of common stock in this offering for working capital and general corporate purposes, including the possible reduction of indebtedness. See “Use of Proceeds.”

Nasdaq Global Market symbol	LTXC

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” on page S-3 and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors that you should carefully consider before deciding to buy shares of our common stock in this offering.

Option to purchase additional shares of common stock	We have granted the underwriters the option to purchase up to 2,325,000 additional shares of our common stock from us within 30 days after the date of this prospectus supplement. See “Underwriting.”

The number of shares of our common stock to be outstanding after this offering is based on 128,877,952 shares of our common stock outstanding as of January 31, 2010 and excludes:

•	7,333,139 shares issuable upon the exercise of stock options outstanding as of January 31, 2010, at a weighted average exercise price of $10.08 per share;

•	5,168,745 shares issuable pursuant to restricted stock units outstanding as of January 31, 2010; and

•	5,966,295 shares available for future issuance as of January 31, 2010 under our stock plans.

Unless we specifically state otherwise, information in this prospectus supplement regarding the number of shares of our common stock to be outstanding after this offering assumes that:

•

none of the circumstances necessary to permit the conversion of our outstanding 3.50% convertible senior subordinated notes due 2010 or our outstanding 3.50% convertible senior subordinated notes due 2011 have occurred; and

•	the underwriters do not exercise their option to purchase up to 2,325,000 additional shares of our common stock.

RISK FACTORS

Investing in our common stock involves significant risks. Before making a decision to buy shares of our common stock in this offering, you should carefully consider all of the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. In particular, you should carefully consider the risks, uncertainties and assumptions under the heading “Business Risks” in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009, which is incorporated into this prospectus supplement by reference. If any of those risks actually occur, they may materially harm our business, prospects, results of operations and financial condition. In this event, the market price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into these documents contain statements that are considered “forward-looking statements” within the meaning of the United States securities laws. In addition, we and our management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends and other matters that do not relate strictly to historical facts, are based on management’s expectations and assumptions, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements regarding: projections of revenue, margins, expenses, earnings from operations, cash flows, synergies or other financial items; plans, strategies and objectives of management for future operations, including statements relating to potential acquisitions; developments or performance of our products; future economic conditions or performance; the outcome of outstanding claims or legal proceedings; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on our management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of important factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to us and our subsidiaries, as discussed under the heading “Business Risks” in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2009, filed with the SEC and incorporated into this prospectus supplement by reference. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to, the following: current weak worldwide economic conditions; the ability to realize anticipated synergies and cost savings; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus supplement, the accompanying prospectus or in our other filings with the SEC. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus supplement is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus supplement to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which you evaluate an investment in our common stock. You should consider all risks and uncertainties included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from our sale of the 15,500,000 shares of common stock offered by us in this offering at the public offering price of $2.85 per share will be approximately $41.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase up to 2,325,000 additional shares of our common stock in full, we estimate that the net proceeds to us will be approximately $47.5 million.

We intend to use the net proceeds of this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to reduce our outstanding indebtedness. This may involve any or all of the following:

•

the repayment at maturity of our outstanding 3.50% convertible senior subordinated notes due 2010 and 2011 or the repurchase of any such notes through open market purchases, negotiated transactions or otherwise; or

•	the repayment of all or a portion of outstanding borrowings under our secured revolving credit facility with Silicon Valley Bank.

Borrowings under our secured revolving credit facility with Silicon Valley Bank mature on February 25, 2011 and bear interest at a floating annual rate equal to the bank’s prime rate, or, if greater, 4.50%. As of January 31, 2010, the interest rate was 4.50%.

As of the date of this prospectus supplement, we have not specifically allocated any of the net proceeds to any of these particular uses. Accordingly, our management will have broad discretion in the application of the net proceeds.

Pending their application, we intend to invest the net proceeds in investment-grade, interest-bearing securities, the primary objectives of which are liquidity and capital preservation.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and marketable securities and our capitalization as of October 31, 2009:

•	on an actual basis; and

•

on an as adjusted basis to give effect to our sale of the 15,500,000 shares of common stock offered by us in this offering at the public offering price of $2.85 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the financial statements and related notes and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus. The as adjusted information does not give any effect to our potential use of a portion of our net proceeds from this offering to reduce our outstanding indebtedness.

	As of October 31, 2009
	Actual	As Adjusted
Cash, cash equivalents and marketable securities	$78,724	$119,957

Long-term debt:
Current portion:
Borrowings on secured revolving credit facility	$39,361	$39,361
3.50% convertible senior subordinated notes due 2010	1,520	1,520

Total current portion	40,881	40,881

3.50% convertible senior subordinated notes due 2011(1)	30,846	30,846

Total long-term debt	71,727	71,727

Stockholders’ equity:
Common stock, par value $0.05 per share; 400,000,000 shares authorized; 127,623,297 shares issued and outstanding, actual; 143,123,297 shares issued and outstanding, as adjusted	6,381	7,156
Additional paid-in capital	696,928	737,386
Accumulated other comprehensive loss	(8)	(8)
Accumulated deficit	(599,267)	(599,267)

Total stockholders’ equity	104,034	145,267

Total capitalization	$175,761	$216,994

(1)	As of October, 31, 2009, approximately $33.3 million in an aggregate principal amount of 3.50% convertible senior subordinated notes due 2011 was outstanding. The amounts in the table exclude approximately $2.5 million of unamortized debt discount, which is being amortized over the remaining term of the notes. At maturity, we will be required to repay the outstanding principal amount of the notes, together with any accrued and unpaid interest thereon, and pay a maturity premium equal to 7.5% of such principal.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Effective with the closing of our merger with Credence Systems Corporation on August 29, 2008, the symbol for our common stock on the Nasdaq Global Market changed to “LTXC.” Prior to that date, our common stock traded on the Nasdaq Global Market under the symbol “LTXX.” The following table shows the high and low closing sale prices per share of our common stock, as reported on the Nasdaq Global Market, for the periods indicated:

	High	Low
Fiscal Year Ended July 31, 2008
1st Quarter	$4.69	$3.16
2nd Quarter	3.34	2.25
3rd Quarter	3.72	2.55
4th Quarter	3.40	1.96

Fiscal Year Ended July 31, 2009
1st Quarter	$2.50	$0.42
2nd Quarter	0.76	0.09
3rd Quarter	0.56	0.18
4th Quarter	0.96	0.37

Fiscal Year Ending July 31, 2010
1st Quarter	$1.90	$0.75
2nd Quarter	2.86	1.21
3rd Quarter (through March 2, 2010)	3.25	2.09

On March 2, 2010, the last reported trading price of our stock was $2.99. As of February 25, 2010 there were 837 holders of record of our common stock.

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings to fund the development and growth of our business and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. In addition, our bank credit agreement contains certain covenants that restrict us from paying cash dividends.

UNDERWRITING

Barclays Capital Inc. is acting as the representative of the underwriters and is the sole book-running manager of this offering. Under the terms of an underwriting agreement, which we will file as an exhibit to a current report on Form 8-K and incorporate by reference in this prospectus supplement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.	8,525,000
Needham & Company, LLC	3,875,000
Stifel, Nicolaus & Company, Incorporated	1,860,000
Craig-Hallum Capital Group LLC	1,240,000

Total	15,500,000

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•

the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions And Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise
Per share	$0.164	$0.164
Total	$2,542,000	$2,923,300

The representative of the underwriters has advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $0.098 per share. After the offering, the representative may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us are estimated to be $400,000 (excluding underwriting discounts and commissions).

Option To Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 2,325,000 shares at the public offering price less underwriting discounts and commissions. This option may be exercised if the underwriters sell more than 15,500,000 shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting section.

Lock-Up Agreements

Subject to certain exceptions, we and all of our directors and executive officers stock have agreed that, without the prior written consent of Barclays Capital Inc. on behalf of the underwriters, we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement. One exception to these restrictions are sales made pursuant to trading plans adopted under Rule 10b5-1 of the Exchange Act, under which an aggregate of 303,000 shares may be sold during this 90-day restricted period.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions And Penalty Bids

The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters represent that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of this prospectus supplement, and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.

Relationships

Any of the underwriters and/or any of their affiliates may in the future perform investment bank and advisory services for us from time to time for which they expect to receive customary fees and expense reimbursements.

Sales In Other Jurisdictions

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or

•

in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of common stock we are offering will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ropes  & Gray LLP.

EXPERTS

The consolidated financial statements of LTX-Credence Corporation appearing in our Annual Report on Form 10-K for the year ended July 31, 2009 (including the schedule appearing therein), and the effectiveness of LTX-Credence Corporation’s internal control over financial reporting as of July 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ltxc.com. Our website is not a part of this prospectus supplement. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The accompanying prospectus is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the common stock we are selling in this offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (in each case, other than those documents or the portions of those documents not deemed to be filed):

•	Annual Report on Form 10-K for the fiscal year ended July 31, 2009;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009;

•	Current Report on Form 8-K filed August 5, 2009;

•	Current Report on Form 8-K filed December 22, 2009; and

•

Description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with SEC on November 24, 1982, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, this prospectus supplement incorporates by reference all documents and reports that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion or termination of this offering of common stock even though they are not specifically identified in this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

LTX-Credence Corporation

1355 California Circle

Milpitas, California 95035

Telephone: (781) 461-1000

Attn: Corporate Secretary

PROSPECTUS

Common Stock

Debt Securities

Warrants

We may issue common stock, debt securities and warrants. We may offer and sell these securities from time to time in one or more offerings.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “LTXC.” On November 9, 2009, the last reported sale price of our common stock was $1.41 per share.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer shares of common stock and debt securities. We may also offer warrants to purchase shares of common stock or debt securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “LTXC,” “we,” “our,” and “us” refer, collectively, to LTX-Credence Corporation, a Massachusetts corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ltxc.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended July 31, 2009 filed on October 15, 2009;

•	Current Report on Form 8-K, filed on August 5, 2009;

•

All our filings pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement;

•	All documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus; and

•

Description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with SEC on November 24, 1982, including any subsequent amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

LTX-Credence Corporation

1355 California Circle

Milpitas, California 95035

Telephone: (781) 461-1000

Attn: Corporate Secretary

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended July 31, 2009, which has been filed with the SEC and incorporated in this prospectus by reference, as well as all of the information contained in this prospectus, any prospectus supplement and the documents that we incorporate by reference in this prospectus, before you decide to invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference in the prospectus contain statements that are considered “forward-looking statements” within the meaning of the United States securities laws. In addition, we and our management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends and other matters that do not relate strictly to historical facts, are based on management’s expectations and assumptions, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements regarding: projections of revenue, margins, expenses, earnings from operations, cash flows, synergies or other financial items; plans, strategies and objectives of management for future operations, including statements relating to potential acquisitions; developments or performance of our products; future economic conditions or performance; the outcome of outstanding claims or legal proceedings; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on our management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to us and our subsidiaries, as discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 filed with the SEC and incorporated into this prospectus by reference. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to the following: current weak worldwide economic conditions; the ability to realize anticipated synergies and cost savings; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate LTXC. Any investor in LTXC should consider all risks and uncertainties disclosed in our SEC filings, described above under the Section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

LTX-CREDENCE CORPORATION

Formed by the August 2008 merger of LTX Corporation and Credence Systems Corporation, we provide focused, cost-optimized automated test equipment, or ATE, solutions. We design, manufacture, market and service ATE solutions that address the broad, divergent test requirements of the wireless, computing, automotive and digital consumer market segments. Semiconductor designers and manufacturers worldwide use our equipment to test their devices during the manufacturing process. After testing, these devices are then incorporated in a wide range of products, including computers, mobile internet equipment such as wireless access points and interfaces, broadband access products such as cable modems and DSL modems, personal communication products such as cell phones and personal digital assistants, consumer products such as televisions, videogame systems, digital cameras and automobile electronics, and for power management in portable and automotive electronics.

We focus our marketing and sales efforts on integrated device manufacturers, outsource assembly and test providers, which perform manufacturing services for the semiconductor industry, and fabless companies, which design integrated circuits but have no manufacturing capability. We provide our customers with a comprehensive portfolio of test systems and a global network of strategically deployed applications and support resources.

We were originally incorporated in Massachusetts in 1976 as LTX Corporation. In connection with our August 2008 merger with Credence Systems Corporation, we changed our name to LTX-Credence Corporation. Our executive offices are located at 1355 California Circle, Milpitas, California 95035 and our telephone number is 781-467-1000.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Fiscal Years Ended July 31,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges(1)	—	—	—	2.6x	—

(1)	Earnings were insufficient to cover fixed charges by approximately $134.1 million for the year ended July 31, 2009, $3.5 million for the year ended July 31, 2008, $4.7 million for the year ended July 31, 2007 and $123.4 million for the year ended July 31, 2005.

The earnings and fixed charges in the above ratios are calculated using the definitions set forth by Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or resolution of our board of directors related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement will include any additional or different terms of the debt securities being offered, including the following terms:

•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•

the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•

the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•

any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change of Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. An event of default for any series of senior debt securities is defined under the senior indenture as being:

•

our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•

our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•

our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	there occurs any other event of default provided for in such series of senior debt securities;

•

a court having jurisdiction enters a decree or order for (1) relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets; or (3) the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•

we (1) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or (3) effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to us and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance. The senior indenture provides that, unless the terms of any series of senior debt securities provides otherwise, we may discharge our obligations with respect to a series of senior debt securities and the senior indenture with respect to such series of senior debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture;

•

all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us under the senior indenture; or

•

the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient cash), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the senior indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Unless the terms of any series of senior debt securities provide otherwise, on the 121st day after the date of deposit of the trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of senior debt securities provided for in the funds, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities (“legal defeasance”); provided that the following conditions shall have been satisfied:

•

we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, cash in an amount or, in the case of any series of senior debt securities payments on which can only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption, as the case may be, and any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the senior indenture and the senior debt securities of such series;

•

such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

•

we shall have delivered to the trustee either an officer’s certificate and an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or a ruling by the Internal Revenue Service to the same effect; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the contemplated defeasance of the senior debt securities of such series have been complied with.

Subsequent to the legal defeasance above, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the place or currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

•

reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

•

modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer or director, past, present or future, of ours or of any predecessor or successor corporation thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our articles of organization, as amended and our by-laws, as amended, which are incorporated by reference into the registration statement which includes this prospectus. The Massachusetts Business Corporation Act may also affect the terms of our common stock. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

Authorized Capital Stock of LTXC

Our articles of organization, as amended, provide that the total number of shares of common stock which may be issued by us is 400,000,000, par value $0.05 per share. No shares of preferred stock are authorized.

Description of LTXC Common Stock

Voting. For all matters submitted to a vote of our stockholders, each holder of common stock is entitled to one vote for each share registered in his, her or its name on our books. Our common stock does not have cumulative voting rights. As a result, persons who hold more than 50% of the outstanding common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of our common stock will receive payments from our funds that are legally available to pay dividends.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities.

Other Rights and Restrictions. Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our articles of organization, as amended, and by-laws, as amended, do not restrict the ability of a holder of common stock to transfer his, her or its shares of common stock. Massachusetts law provides that, if we make a distribution to our stockholders, other than a distribution of our capital stock, when we are insolvent, or that renders us insolvent, then our stockholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent.

Listing. Our common stock is listed on the NASDAQ Global Market under the symbol “LTXC.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on its capital stock. The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management.

Massachusetts Law and Charter and By-Law Provisions

Staggered Board of Directors. Our by-laws, as amended, provide for the division of our board of directors into three classes as nearly equal in size as possible with staggered three-year terms. We are also subject to provisions of the Massachusetts General Laws providing that the boards of public companies have staggered terms. Our by-laws, as amended, also provide that directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares of our capital stock entitled to vote in the election of directors or a majority of directors then in office. In addition, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Limitation of Liability; Indemnification. Our articles of organization, as amended, contain provisions permitted under the Massachusetts General Laws relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving certain proscribed conduct, such as the breach of a director’s duty of loyalty or intentional misconduct. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. In addition, our by-laws, as amended, contain provisions requiring us to indemnify our directors and officers under specified circumstances. These provisions do not limit or eliminate our right or the right of any of our stockholders to seek non-monetary relief, such as an injunction or rescission, in the event of a breach by a director or an officer of his or her duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Special Meetings of Stockholders. Our by-laws, as amended, impose restrictions and limitations on the ability of stockholders to call special meetings of stockholders. For example, requests for stockholder meetings may be made only during limited periods of time and must be made by a group of stockholders holding at least 40% of the outstanding capital stock entitled to vote at the meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our by-laws, as amended, provide that nominations for election to our board of directors may be made either by our board of directors or by a stockholder who complies with specified notice provisions. Our by-laws, as amended, contain similar advance notice provisions for stockholder proposals for action at stockholder meetings.

Business Combinations with Interested Stockholders. The Massachusetts General Laws contain anti-takeover provisions regarding, among other things, business combinations with an affiliated stockholder. In general, the Massachusetts General Laws prevent a publicly held Massachusetts corporation from engaging in a business combination, as defined in the Massachusetts General Laws, with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•	the interested stockholder acquires 90% of the outstanding voting stock of the corporation at the time it becomes an interested stockholder; or

•

the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

An interested stockholder is generally a person owning more than 5% of the outstanding voting stock of the corporation. A business combination includes mergers, consolidations, stock and asset sales and other transactions with the interested stockholder which result in a financial benefit to the interested stockholder.

Control Share Acquisitions. We have elected to opt out of the control share acquisitions provisions of the Massachusetts General Laws. We could, however, opt into these control share acquisitions provisions at any time by amending our by-laws.

In general, the control share acquisitions provisions of the Massachusetts General Laws provide that any person, including his, her or its affiliates, who acquires shares of a corporation that are subject to the control share acquisitions statute and whose shares represent one-fifth or more, one-third or more, or a majority or more of the voting power of the corporation in the election of directors cannot exercise any voting power with respect to those shares, or any shares acquired by the person within 90 days before or after an acquisition of this nature, unless these voting rights are authorized by the stockholders of the corporation.

The authorization of voting rights requires the affirmative vote of the holders of a majority of the outstanding voting shares, excluding shares owned by:

•	the person making an acquisition of this nature;

•	any officer of the corporation; and

•	any employee who is also a director of the corporation.

There are several other types of share acquisitions that are not subject to these provisions of the Massachusetts General Laws, including acquisitions of shares under a tender offer, merger or consolidation which is made in connection with an agreement to which the corporation is a party and acquisitions of shares directly from the corporation or a wholly owned subsidiary of the corporation.

Transactions with Related Persons. Our by-laws, as amended, provide that the affirmative vote of not less than 75% of all outstanding shares of our common stock entitled to vote on the matter and not less than two-thirds of all outstanding shares not held by a “related person,” as defined below, are required for the approval of any business, financial, employment or other agreement or arrangement with a related person, or any action, consent or other arrangement which affects our rights or obligations with respect to a related person, including:

•

a merger, consolidation or share exchange of us or any of our subsidiaries with or into a related person or a corporation which would be an affiliate of a related person after such merger, consolidation or share exchange;

•	a merger or consolidation of a related person into us;

•

a sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, of all or any of our tangible or intangible assets or those of one of our subsidiaries to a related person;

•	a sale, lease, exchange, transfer, loan or other disposition of all or any tangible or intangible assets of a related person to us or one of our subsidiaries;

•	the issuance of any of our securities or the loan of any of our assets or those of our subsidiaries to a related person;

•	any recapitalization which would increase the voting power of a related person;

•	any loan or other extension of credit by us to a related person or by a related person to us;

•	any employment or consulting agreement or arrangement between us and a related person; and

•	any agreement, contract or other arrangement providing for any of the above.

A “related person” is defined in our by-laws, as amended, as an individual, corporation, partnership or other person or entity which, together with its affiliates and associates (as defined in Rule 12b-2 of the Exchange Act), beneficially owns (as defined in Rule 13d-3 of the Exchange Act) in the aggregate 10% or more of the shares of our common stock entitled to vote generally for directors, and any affiliate or associate of such person or entity.

Notwithstanding the foregoing, stockholder approval is not required if two-thirds of the directors who were members of our board immediately before the time that any related person involved in a transaction described above became a related person have approved the transaction, or if the transaction is between us and one of our wholly-owned subsidiaries.

This section of our by-laws, as amended, may only be amended by the same affirmative vote as required for a transaction with a related person, unless an amendment is declared advisable by two-thirds of the directors who were members of our board immediately before the time that any related person involved in a transaction described above became a related person, in which case it may be approved by a two-thirds vote of our outstanding common stock entitled to vote thereon.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal or premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of LTXC, any warrant agent or any other agent of LTXC, agent of the trustee or agent of such warrant agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of LTX-Credence Corporation appearing in our Annual Report (Form 10-K) for the year ended July 31, 2009 (including the schedule appearing therein), and the effectiveness of LTX-Credence Corporation’s internal control over financial reporting as of July 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

15,500,000 Shares

LTX-Credence Corporation

Common Stock

Prospectus Supplement

March 2, 2010

Barclays Capital

Needham & Company, LLC

Stifel Nicolaus

Craig-Hallum Capital Group